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                             UNDERWRITING AGREEMENT



                                                                 January 5, 1996

ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285

Dear Sirs:


                  The undersigned (the "Underwriters") understand that Eli Lilly and Company, an Indiana corporation (the "Company"), proposes to issue and sell
(i) $200,000,000 aggregate principal amount of 6.57% Notes Due 2016 (the "20-Year Notes") and (ii) $300,000,000 aggregate principal amount of 6.77% Notes Due 2036 (the "40-Year Notes" and, together with the 20-Year Notes, the "Notes").

                  Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of the 20-Year Notes set forth below opposite their names at a purchase price of 99.125% of the principal amount thereof and the principal amount of the 40-Year Notes set forth below opposite their names at a purchase price of 99.125% of the principal amount thereof, plus, in each case, accrued interest from January 1, 1996 to the date of payment and delivery:



                                                        Principal Amount                    Principal Amount
      Name                                              of 20-Year Notes                    of 40-Year Notes

Morgan Stanley & Co.                                       $66,668,000                         $100,000,000
  Incorporated

Goldman, Sachs & Co.                                        66,666,000                          100,000,000

J.P. Morgan Securities Inc.                                 66,666,000                          100,000,000
                                                          ------------                         ------------


         Total.......................................     $200,000,000                         $300,000,000
                                                          ------------                         ------------
                                                          ------------                         ------------



The Underwriters will pay for the Notes upon delivery thereof at the office of Morgan Stanley & Co. Incorporated at 10:00 a.m. (New York time) on January 10, 1996 or at such other time, not later than 5:00 p.m. (New





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York time) on January 17, 1996, as shall be designated by the Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

                   The Notes shall have the respective terms set forth in the Prospectus dated June 1, 1995 and the Prospectus Supplement dated January 5, 1996, including the following:

Maturity Date:                              January 1, 2016 (20-Year Notes)
                                            January 1, 2036 (40-Year Notes)

Interest Rate:                              6.57% per annum  (20-Year Notes)
                                            6.77% per annum (40-Year Notes)

Redemption Provisions:                      The Notes will be redeemable in
                                            whole or in part at the option of
                                            the Company at any time at a
                                            redemption price equal to the
                                            greater of (i) 100% of their
                                            principal amount or (ii) the sum of
                                            the present values of the remaining
                                            scheduled payments of principal and
                                            interest thereon discounted to the
                                            date of redemption on a semiannual
                                            basis (assuming a 360-day year
                                            consisting of twelve 30-day months)
                                            at the Treasury Yield (as defined
                                            in the Prospectus Supplement) plus
                                            in each case accrued interest to
                                            the date of redemption

Interest Payment Dates:                     January 1 and July 1 commencing
                                            July 1, 1996 (interest accrues from
                                            January 1, 1996)

Form and Denomination:                      Notes will be issued in the form of
                                            global securities in the aggregate
                                            principal amount of $200,000,000
                                            for the 20-Year Notes and
                                            $300,000,000 for the 40-Year Notes

Specified Funds for and
Manner of Payment of
Purchase Price:                             Federal funds

Price to Public:                            100% (20-Year Notes)
                                            100% (40-Year Notes)

                     All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated March 18, 1993, a copy of

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which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Note shall not be deemed to be a part of this Agreement, (iii) all references in such document to the "Manager" shall be deemed to refer to the Underwriters, (iv) the several obligations of the Underwriters are subject to the additional condition that the Notes shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance and (v) the opinion referred to in Section 4(c) shall be delivered by Daniel P. Carmichael, Esq., Deputy General Counsel of the Company.




                                        3




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                  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                         Very truly yours,

                                         MORGAN STANLEY & CO. INCORPORATED
                                         GOLDMAN, SACHS & CO.
                                         J.P. MORGAN SECURITIES INC.



                                         By:  MORGAN STANLEY & CO. INCORPORATED



                                         By:   /s/   Laurie Campbell
                                               ---------------------------------
                                         Name:  Laurie Campbell
                                         Title: Vice President



Accepted:

ELI LILLY AND COMPANY



By: /s/ Edwin W. Miller
    ------------------------------------
Name:  Edwin W. Miller
Title: Vice President and Treasurer


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